  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 1997.
                                                     REGISTRATION NO. 333-25409
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                            AMENDMENT NO. 2 TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               ----------------

                               ARIS CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       WASHINGTON                    7379                   91-1497147
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
     JURISDICTION OF      CLASSIFICATION CODE NUMBER) IDENTIFICATION NUMBER)
    INCORPORATION OR
      ORGANIZATION)

      FORT DENT ONE, SUITE 250                   CT CORPORATION SYSTEMS
         6720 FORT DENT WAY                          520 PIKE STREET
   SEATTLE, WASHINGTON 98188-2555               SEATTLE, WASHINGTON 98101
           (206) 433-2081                            (206) 622-4511
  (ADDRESS AND TELEPHONE NUMBER OF         (NAME, ADDRESS AND TELEPHONE NUMBER
            REGISTRANT'S                                   OF
    PRINCIPAL EXECUTIVE OFFICES)                   AGENT FOR SERVICE)
                               ----------------
                                  COPIES TO:

WILLIAM E. VAN VALKENBERG, ESQ.                NORBERT W. SUGAYAN, JR., ESQ.              RONALD J. LONE, ESQ.
  BRADLEY B. FURBER, ESQ.                           GENERAL COUNSEL                      LAURIE A. SMILEY, ESQ.
JEFFREY M. HEUTMAKER, ESQ.                          ARIS CORPORATION                    CHRISTOPHER J. VOSS, ESQ.
VAN VALKENBERG FURBER LAW GROUP P.L.L.C.       6720 FORT DENT WAY, SUITE 250                STOEL RIVES LLP
 1325 FOURTH AVENUE, SUITE 940                 SEATTLE, WASHINGTON 98188-2555             3600 ONE UNION SQUARE
SEATTLE, WASHINGTON 98101-2509                    TELEPHONE: (206) 433-2081               600 UNIVERSITY STREET
 TELEPHONE: (206) 464-0460                        FACSIMILE: (206) 433-1182            SEATTLE, WASHINGTON 98101-3197
 FACSIMILE: (206) 464-2857                                                               TELEPHONE: (206) 624-0900
                                                                                         FACSIMILE: (206) 386-7500

                               ----------------

       Approximate date of commencement of proposed sale to the public:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

                               ----------------

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECAME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the estimated fees and expenses of this Offering (excluding underwriting discounts and commissions):

                                                                       AMOUNT(1)
                                                                       ---------
      SEC Registration Fee............................................ $ 10,691
      NASD Filing Fee.................................................    4,028
      Nasdaq National Market Listing Fee..............................   42,310
      Legal Fees and Expenses.........................................  140,000
      Accounting Fees and Expenses....................................  167,000
      Blue Sky Qualification Fees and Expense.........................    5,000
      Transfer Agent and Registrar Fees...............................   10,000
      Printing Expenses...............................................  100,000
      Insurance Policy Premiums.......................................  175,000
      Miscellaneous Expenses..........................................   45,971
                                                                       --------
          Total....................................................... $700,000
                                                                       ========

--------
(1) All amounts have been estimated except the SEC, NASD and Nasdaq fees. All of the above expenses will be payable by the Company.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the Securities Act). Article 9 of the registrant's Amended and Restated Bylaws provides for indemnification of the registrant's directors, officers, employees and agents to the fullest extent permitted by law.

  Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article VI of the registrant's Amended and Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

  The Underwriting Agreement (Exhibit 1.1 hereto) provides for indemnification by the Underwriters of the registrant and its executive officers and directors, and by the registrant of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act, in connection with matters specifically provided by the Underwriters for inclusion in this Registration Statement.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  The Company has made the following sales of its securities for the consideration indicated during the past three years, which sales were not registered under the Securities Act, and none of which sales involved an underwriter.

  The Company made no sales of its securities in 1994.

  Between January 1, 1995 and February 1, 1997, the Company issued an aggregate of 1,208,000 shares of Common Stock at prices ranging from $0.03 to $5.00 per share to 16 employees upon the exercise of stock options. The sales and issuance of securities in the transactions described above were deemed to be exempt from registration under the Securities Act by virtue of Rule 701 promulgated thereunder in that they were offered and sold either pursuant to written compensatory benefit plans or pursuant to a written contract relating to compensation, as provided by Rule 701.

  With respect to each of the following transactions, as to all such securities except those issued in connection with stock splits (as to which there was no "sale" within the meaning of the Securities Act), the Company relied upon Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and warrants issued in such transactions. All recipients either received adequate information about the Company or had access, through employment or other relationships, to such information:

    On January 1, 1995, the Company issued an aggregate of 1.4 million shares of Common Stock to the four shareholders of Clarity, Inc. as consideration for the Company's acquisition of the capital stock of that company.

    On May 1, 1996, the Company issued an aggregate of 708,900 shares of Common Stock to the five shareholders of SQLSoft, Inc. as consideration for the Company's acquisition of the capital stock of that company.

    On September 30, 1996, the Company issued 42,000 shares of Common Stock to SofTeach Corporation as partial consideration for the Company's acquisition of the assets of that company.

    On October 1, 1996, the Company issued 40,000 shares of Common Stock to one of the shareholders of Noetix Corporation as partial consideration for the Company's acquisition of the capital stock of that company.

    On February 24, 1997, the Company issued a five-year warrant to purchase up to 4,000 shares of Common Stock at an exercise price of $10.00 per share to Van Valkenberg Furber Law Group P.L.L.C. as consideration for services to be rendered to the Company.

   The sales and issuance of securities in the transaction described below were deemed to be exempt from registration under the Securities Act by virtue of Regulation S promulgated thereunder in that they were offered and sold in an offshore transaction, without a directed selling effort in the United States, to persons whom the Company believed to be outside the United States at the time of issuance. The recipients of the securities in transaction described above represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued. On February 28, 1997, the Company issued an aggregate of 280,000 shares of Common Stock to the ten shareholders of Oxford Computer Group Limited as consideration for the Company's acquisition of the capital stock of that company.

ITEM 16. EXHIBITS

  The following is a complete list of Exhibits and Schedules filed as part of this Registration Statement and which are incorporated herein.

(a) Exhibits


 EXHIBIT
   NO.   DESCRIPTION
 ------- -----------
  1.1    --Form of Underwriting Agreement.
  3.1*   --Amended and Restated Articles of Incorporation.
  3.2*   --Amended and Restated Bylaws.
  4.1*   --Articles IV and V of the Amended and Restated Articles (filed as
           Exhibit 3.1).
  4.2*   --Articles II, IV, VI, VII, IX, X and XI of the Amended and Restated
           Bylaws (filed as Exhibit 3.2).
  4.3*   --Form of Common Stock Certificate.
  5.1*   --Opinion of Van Valkenberg Furber Law Group, P.L.L.C. as to legality of shares to be issued.
 10.1*   --ARIS Corporation 1995 Stock Option Plan.
 10.2*   --ARIS Corporation 1997 Stock Option Plan.
 10.3*   --1997 Consulting Incentive Compensation Plan.
 10.4*   --Employment Agreement dated July 22, 1992 between the Company and
           Kendall W. Kunz.
 10.5*   --Employment Agreement effective as of December 31, 1994 between the
           Company and Jeffrey W. Gilles.
 10.6*   --Employment Agreement dated February 11, 1991 between the Company and John Y. Song.
 10.7*   --Summary of Key Person Insurance Policy dated February 13, 1996, written by New York Life Insurance Company, owned by the Company, naming Paul Y. Song as the insured.
 10.8*   --Summary of Insurance held by the Company prepared by Acordia
           Northwest, Inc. on March 10, 1997.
 10.9*   --Credit Agreement between the Company and U.S. Bank of Washington,
           National Association, dated March 14, 1997.
 10.10*  --Registration Rights Agreement dated as of February 28th, 1997 by and between the Company and certain holders of Common Stock.
 10.11*  --Registration Rights Agreement dated as of February 28th, 1997 by and between the Company and Ian C.H. Cunningham.
 10.12*  --Promissory Note in the amount of $500,000 dated September 30, 1996 by the Company, as Maker, and SofTeach Corporation, as Holder.
 10.13*  --Promissory Note in the amount of $1,240,800 dated October 1, 1996 by ARIS Software, Inc. as Maker, and the Company, as Holder.
 10.14*  --Promissory Note Intercompany Loan dated October 1, 1996 by ARIS
           Software, Inc. as Maker, and the Company as Holder.
 10.15** --Office Building Lease dated May 5, 1994 between the Company, as tenant and John C. Radovich, as landlord, for the administrative offices located at Fort Dent One, as amended.
 10.16** --Office Building Lease dated August 25, 1992 between the Company, as tenant and John C. Radovich, as landlord, for the consulting offices and intra-company training center located at Fort Dent Two, as amended.
 10.17** --Office Lease for Cornell Oaks Corporate Center dated February 29,
           1996, by and between Tolcott Realty I Limited Partnership, as landlord, and the Company, as tenant, for administrative offices and training center in Beaverton, Oregon, as amended.

 EXHIBIT
   NO.   DESCRIPTION
 ------- -----------
 10.18** --Office/Warehouse/Showroom Lease dated December 20, 1994 by and between Century Properties Fund XIII, as landlord, and SQLSoft, as predecessor in interest to the Company, as tenant, for
           administrative offices and training center in Bellevue, Washington, as modified.
 10.19** --Office Lease dated September 1, 1994, between KOLL/OPIC Northwest, as landlord, and Clarity, Inc., as predecessor in interest to the
           Company, as tenant, for administrative offices and training center in Bellevue, Washington, as amended.
 10.20** --Standard Colorado Lease dated May 20, 1992, between Aetna Life
           Insurance Company, as landlord, and SofTeach Corporation, as predecessor in interest to the Company, as tenant, for
           administrative offices and training center in Denver, Colorado, as amended.
 10.21** --Deed of Lease dated May 21, 1996, by and between Fairwill Limited
           Partnership, as landlord, and the Company, as tenant, for
           administrative offices and training center in Fairfax, Virginia.
 10.22** --Lease dated August 26, 1994, from The Mayor and Commonality and
           Citizens of the City of London Trustees of the Bridge House Estates
           to Oxford Computer Group Limited ("Oxford"), for administrative offices and training center in London, England.
 10.23** --Lease dated August 22, 1996, from The Mayor and Commonality and
           Citizens of the City of London Trustees of the Bridge House Estates
           to Oxford, for administrative offices and training center in London,
           England.
 10.24** --Lease dated December 18, 1991, between Naroti Resources SA, as landlord, and Oxford Computer Training Services Limited, as tenant, for administrative offices and training center in London, England.
 10.25** --Lease dated January 30, 1995, between Birmingham Business Park
           Limited, as landlord, and Oxford, as tenant, for administrative offices and training center in London, England.
 10.26** --Lease dated January 30, 1995, between Birmingham Business Park
           Limited, as landlord, and Oxford, as tenant, for administrative offices and training center in London, England.
 10.27** --Sub-Lease dated September 20, 1995, between Wolsey Hall Oxford
           Limited, as landlord, and Oxford, as tenant, for administrative offices and training center in Oxford, England.
 10.28** --Lease dated April 12, 1990, between Oxford Examination Research
           Centre Limited, as landlord, and Oxford, as tenant, for
           administrative offices and training center in Oxford, England.
 10.29** --Lease dated December 25, 1992, between Oxford Examination Research
           Centre Limited, as landlord, and Oxford, as tenant, for
           administrative offices and training center in Oxford, England.
 10.30*  --Agreement and Plan of Merger dated as of December 31, 1994, among
           Clarity, Inc., the Company and the shareholders of Clarity.
 10.31*  --Agreement and Plan of Merger dated as of April 15, 1996, among
           SQLSoft, Inc., the Company and the shareholders of SQLSoft.
 10.32*  --Asset Purchase Agreement dated as of August 5, 1996, between Cray
           Research, Inc. and the Company.
 10.33*  --Stock Purchase Agreement dated as of September 30, 1996, by and among Dewayne Cowles, Mark Turner, Steve Masters, Noetix Corporation
           and the Company.
 10.34*  --Asset Purchase Agreement effective as of September 30, 1996, by and
           Among SofTeach Corporation, Terri Olson, Greg Olson and the Company.
 10.35*  --Agreement for the sale and purchase of the entire issued share capital of Oxford Computer Group Limited dated February 14, 1997, by and among the Company and the Shareholders of Oxford Computer Group
           Limited.

 EXHIBIT
   NO.   DESCRIPTION
 ------- -----------
 10.36*  --Sun Microsystems Educational Services U.S. Strategic Alliance
           Agreement by and between SunService, a division of Sun Microsystems
           Inc. and the Company.
 10.37*  --Microsoft Solution Provider Agreement and Microsoft Authorized
           Technical Education Center Addendum, current through December 31,
           1997, between Microsoft Corporation and the Company.
 10.38*  --Reseller Agreement dated January 24, 1995, between Oracle
           Corporation and the Company, as amended, and related agreements.
 10.39*  --Form of ARIS Corporation Professional Services Agreement.
 10.40** --Master Agreement dated April 8, 1994, between Tektronix, Inc. and the Company.
 10.41** --Software Integration Services Agreement dated April 30, 1996, between ESCO Corporation and the Company.
 10.42** --Award/Contract dated September 16, 1994, issued by the Internal
           Revenue Service naming the Company as Contractor.
 10.43*  --Contract BN40790 for Implementation of Oracle Software Accounts
           Receivable and Order Entry Modules between the King County Department of Metropolitan Services and the Company effective September 8, 1995.
 10.44*  --Boeing Information and Support Services Engineering/Technical
           Contract Labor Terms and Conditions, effective as of July 1996, between The Boeing Company and the Company.
 10.45*  --Master Services Agreement and Intellectual Property Assignment
           effective as of November 20, 1996, between Microsoft Corporation and the Company.
 10.46*  --ARIS Corporation Professional Services Agreement dated December 5,
           1995, between Oregon Health Sciences University and the Company.
 10.47** --Master Consulting Agreement #HY941108, effective as of April 8,
           1994, between the Company and General Services Administration.
 10.48*  --ARIS Corporation Professional Services Agreement dated May 22, 1996, between The Gates Rubber Company and the Company.
 10.49*  --ARIS Corporation Professional Services Agreement dated April 30,
           1996 between Quebecor Printing (USA) Corp. and the Company.
 10.50*  --Computer Services Agreement dated August 31, 1994, by and between the Company and Tosco Northwest Company.
 10.51*  --ARIS Corporation Professional Services Agreement dated February 13,
           1995 between Weyerhaeuser and the Company.
 10.52*  --Form of Education Services Agreement between NIKE, Inc. and the
          Company.
 10.53   --[Reserved]
 10.54*  --Stock Redemption Agreements dated as of February 28, 1997, by and between the Company and certain shareholders.
 10.55** --Lease dated February 14, 1997 between Oxford Business Park Limited, as landlord, and Oxford, as tenant, for administrative offices and training center in Oxford, England.
 11.1*   --Statement re computation of per share earnings
 21.1*   --List of the Company's Subsidiaries.
 23.1*   --Consent of Van Valkenberg Furber Law Group P.L.L.C. (Included in
           Exhibit 5.1).
 23.2*   --Consent of Price Waterhouse LLP, independent certified public accountants for the Company.
 24.1*   --Power of Attorney.
 27.1*   --Financial Data Schedule
 99.1*   --Financial Statement Schedule II--Valuation and Qualifying Accounts
           and Reserves.

--------

(*)  Previously filed.
(**) Filed pursuant to Rule 202 of Regulation S-T.

ITEM 17. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

    (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, Washington on June 5, 1997.

                                          ARIS CORPORATION

                                                    /s/ Paul Y. Song
                                          By___________________________________
                                                       Paul Y. Song
                                              President and Chief Executive
                                                         Officer

                               POWER OF ATTORNEY

  In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                              TITLE                        DATE
             ---------                              -----                        ----
         /s/ Paul Y. Song               Chairman, President and Chief        June 5, 1997
------------------------------------     Executive Officer (Principal
            Paul Y. Song                      Executive Officer)



      /s/ Thomas W. Averill             Vice President, Finance and Chief    June 5, 1997
------------------------------------      Financial Officer (Principal
         Thomas W. Averill               Financial and Accounting Officer)



                 *                      Senior Vice President of Western     June 5, 1997
------------------------------------     Operations and Director
          Kendall W. Kunz



                 *                      Director                             June 5, 1997
------------------------------------
          Bruce R. Kennedy


                 *                      Director                             June 5, 1997
------------------------------------
        Kenneth A. Williams



      */s/ Thomas W. Averill            Attorney-in-Fact                     June 5, 1997
------------------------------------
         Thomas W. Averill

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
   NO.   DESCRIPTION                                                   PAGE
 ------- -----------                                               ------------
  1.1    --Form of Underwriting Agreement.
  3.1*   --Amended and Restated Articles of Incorporation.
  3.2*   --Amended and Restated Bylaws.
  4.1*   --Articles IV and V of the Amended and Restated
           Articles (filed as Exhibit 3.1).
  4.2*   --Articles II, IV, VI, VII, IX, X and XI of the Amended
           and Restated Bylaws (filed as Exhibit 3.2).
  4.3*   --Form of Common Stock Certificate.
  5.1*   --Opinion of Van Valkenberg Furber Law Group, P.L.L.C.
           as to legality of shares to be issued.
 10.1*   --ARIS Corporation 1995 Stock Option Plan.
 10.2*   --ARIS Corporation 1997 Stock Option Plan.
 10.3*   --1997 Consulting Incentive Compensation Plan.
 10.4*   --Employment Agreement dated July 22, 1992 between the
           Company and Kendall W. Kunz.
 10.5*   --Employment Agreement effective as of December 31,
           1994 between the Company and Jeffrey W. Gilles.
 10.6*   --Employment Agreement dated February 11, 1991 between
           the Company and John Y. Song.
 10.7*   --Summary of Key Person Insurance Policy dated February
           13, 1996, written by New York Life Insurance Company,
           owned by the Company, naming Paul Y. Song as the
           insured.
 10.8*   --Summary of Insurance held by the Company prepared by
           Acordia Northwest, Inc. on March 10, 1997.
 10.9*   --Credit Agreement between the Company and U.S. Bank of
           Washington, National Association, dated March 14,
           1997.
 10.10*  --Registration Rights Agreement dated as of February
           28th, 1997 by and between the Company and certain
           holders of Common Stock.
 10.11*  --Registration Rights Agreement dated as of February
           28th, 1997 by and between the Company and Ian C.H.
           Cunningham.
 10.12*  --Promissory Note in the amount of $500,000 dated
           September 30, 1996 by the Company, as Maker, and
           SofTeach Corporation, as Holder.
 10.13*  --Promissory Note in the amount of $1,240,800 dated
           October 1, 1996 by ARIS Software, Inc. as Maker, and
           the Company, as Holder.
 10.14*  --Promissory Note Intercompany Loan dated October 1,
           1996 by ARIS Software, Inc. as Maker, and the Company
           as Holder.
 10.15** --Office Building Lease dated May 5, 1994 between the
           Company, as tenant and John C. Radovich, as landlord,
           for the administrative offices located at Fort Dent
           One, as amended.
 10.16** --Office Building Lease dated August 25, 1992 between the Company, as tenant and John C. Radovich, as
           landlord, for the consulting offices and intra-company
           training center located at Fort Dent Two, as amended.
 10.17** --Office Lease for Cornell Oaks Corporate Center dated
           February 29, 1996, by and between Tolcott Realty I
           Limited Partnership, as landlord, and the Company, as
           tenant, for administrative offices and training center
           in Beaverton, Oregon, as amended.

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
   NO.   DESCRIPTION                                                   PAGE
 ------- -----------                                               ------------
 10.18** --Office/Warehouse/Showroom Lease dated December 20,
           1994 by and between Century Properties Fund XIII, as
           landlord, and SQLSoft, as predecessor in interest to
           the Company, as tenant, for administrative offices and
           training center in Bellevue, Washington, as modified.
 10.19** --Office Lease dated September 1, 1994, between
           KOLL/OPIC Northwest, as landlord, and Clarity, Inc.,
           as predecessor in interest to the Company, as tenant,
           for administrative offices and training center in
           Bellevue, Washington, as amended.
 10.20** --Standard Colorado Lease dated May 20, 1992, between
           Aetna Life Insurance Company, as landlord, and
           SofTeach Corporation, as predecessor in interest to
           the Company, as tenant, for administrative offices and
           training center in Denver, Colorado, as amended.
 10.21** --Deed of Lease dated May 21, 1996, by and between
           Fairwill Limited Partnership, as landlord, and the
           Company, as tenant, for administrative offices and
           training center in Fairfax, Virginia.
 10.22** --Lease dated August 26, 1994, from The Mayor and
           Commonality and Citizens of the City of London
           Trustees of the Bridge House Estates to Oxford
           Computer Group Limited ("Oxford"), for administrative
           offices and training center in London, England.
 10.23** --Lease dated August 22, 1996, from The Mayor and
           Commonality and Citizens of the City of London
           Trustees of the Bridge House Estates to Oxford, for
           administrative offices and training center in London,
           England.
 10.24** --Lease dated December 18, 1991, between Naroti
           Resources SA, as landlord, and Oxford Computer
           Training Services Limited, as tenant, for
           administrative offices and training center in London,
           England.
 10.25** --Lease dated January 30, 1995, between Birmingham
           Business Park Limited, as landlord, and Oxford, as
           tenant, for administrative offices and training center
           in London, England.
 10.26** --Lease dated January 30, 1995, between Birmingham
           Business Park Limited, as landlord, and Oxford, as
           tenant, for administrative offices and training center
           in London, England.
 10.27** --Sub-Lease dated September 20, 1995, between Wolsey
           Hall Oxford Limited, as landlord, and Oxford, as
           tenant, for administrative offices and training center
           in Oxford, England.
 10.28** --Lease dated April 12, 1990, between Oxford
           Examination Research Centre Limited, as landlord, and
           Oxford, as tenant, for administrative offices and
           training center in Oxford, England.
 10.29** --Lease dated December 25, 1992, between Oxford
           Examination Research Centre Limited, as landlord, and
           Oxford, as tenant, for administrative offices and
           training center in Oxford, England.
 10.30*  --Agreement and Plan of Merger dated as of December 31,
           1994, among Clarity, Inc., the Company and the
           shareholders of Clarity.
 10.31*  --Agreement and Plan of Merger dated as of April 15,
           1996, among SQLSoft, Inc., the Company and the
           shareholders of SQLSoft.
 10.32*  --Asset Purchase Agreement dated as of August 5, 1996, between Cray Research, Inc. and the Company.
 10.33*  --Stock Purchase Agreement dated as of September 30,
           1996, by and among Dewayne Cowles, Mark Turner, Steve
           Masters, Noetix Corporation and the Company.

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
   NO.   DESCRIPTION                                                   PAGE
 ------- -----------                                               ------------
 10.34*  --Asset Purchase Agreement effective as of September
           30, 1996, by and Among SofTeach Corporation, Terri
           Olson, Greg Olson and the Company.
 10.35*  --Agreement for the sale and purchase of the entire issued share capital of Oxford Computer Group Limited
           dated February 14, 1997, by and among the Company and
           the Shareholders of Oxford Computer Group Limited.
 10.36*  --Sun Microsystems Educational Services U.S. Strategic
           Alliance Agreement by and between SunService, a
           division of Sun Microsystems Inc. and the Company.
 10.37*  --Microsoft Solution Provider Agreement and Microsoft
           Authorized Technical Education Center Addendum,
           current through December 31, 1997, between Microsoft
           Corporation and the Company.
 10.38*  --Reseller Agreement dated January 24, 1995, between
           Oracle Corporation and the Company, as amended, and
           related agreements.
 10.39*  --Form of ARIS Corporation Professional Services
           Agreement.
 10.40** --Master Agreement dated April 8, 1994, between
           Tektronix, Inc. and the Company.
 10.41** --Software Integration Services Agreement dated
           April 30, 1996, between ESCO Corporation and the
           Company.
 10.42** --Award/Contract dated September 16, 1994, issued by the Internal Revenue Service naming the Company as
           Contractor.
 10.43*  --Contract BN40790 for Implementation of Oracle
           Software Accounts Receivable and Order Entry Modules
           between the King County Department of Metropolitan
           Services and the Company effective September 8, 1995.
 10.44*  --Boeing Information and Support Services
           Engineering/Technical Contract Labor Terms and
           Conditions, effective as of July 1996, between The
           Boeing Company and the Company.
 10.45*  --Master Services Agreement and Intellectual Property
           Assignment effective as of November 20, 1996, between
           Microsoft Corporation and the Company.
 10.46*  --ARIS Corporation Professional Services Agreement
           dated December 5, 1995, between Oregon Health Sciences
           University and the Company.
 10.47** --Master Consulting Agreement #HY941108, effective as of April 8, 1994, between the Company and General
           Services Administration.
 10.48*  --ARIS Corporation Professional Services Agreement
           dated May 22, 1996, between The Gates Rubber Company
           and the Company.
 10.49*  --ARIS Corporation Professional Services Agreement
           dated April 30, 1996 between Quebecor Printing (USA)
           Corp. and the Company.
 10.50*  --Computer Services Agreement dated August 31, 1994, by and between the Company and Tosco Northwest Company.
 10.51*  --ARIS Corporation Professional Services Agreement
           dated February 13, 1995 between Weyerhaeuser and the
           Company.
 10.52*  --Form of Education Services Agreement between NIKE,
           Inc. and the Company.
 10.53   --[Reserved]
 10.54*  --Stock Redemption Agreements dated as of February 28,
           1997, by and between the Company and certain
           shareholders.

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
   NO.   DESCRIPTION                                                   PAGE
 ------- -----------                                               ------------
 10.55** --Lease dated February 14, 1997 between Oxford Business
           Park Limited, as landlord, and Oxford, as tenant, for
           administrative offices and training center in Oxford,
           England.
 11.1*   --Statement re computation of per share earnings
 21.1*   --List of the Company's Subsidiaries.
 23.1*   --Consent of Van Valkenberg Furber Law Group P.L.L.C.
           (Included in Exhibit 5.1).
 23.2*   --Consent of Price Waterhouse LLP, independent
           certified public accountants for the Company.
 24.1*   --Power of Attorney.
 27.1*   --Financial Data Schedule
 99.1*   --Financial Statement Schedule II--Valuation and
           Qualifying Accounts and Reserves.

--------

(*)  Previously filed.
(**) Filed pursuant to Rule 202 of Regulation S-T.